Exhibit 5.2

FOUR EMBARCADERO CENTER  |  SUITE 3800  |  SAN FRANCISCO  |  CA  |  94111-5994

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September 11, 2015

The Board of Directors
Boingo Wireless, Inc.
10960 Wilshire Blvd., 23rd Floor
Los Angeles, CA 90024

Boingo Wireless, Inc.

Ladies and Gentlemen:

We have acted as special counsel to Boingo Wireless, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing by the Company of a registration statement on Form S-3 filed with the Securities and Exchange Commission (the “Commission”) on September 11, 2015, and each amendment thereto (collectively, the “Registration Statement”), relating to the offering from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act of 1933, as amended (the “Securities Act”), of up to $125,000,000 in aggregate purchase price of, among other securities, the following securities (collectively, the “Securities”):  (i) debt securities of the Company, in one or more series, that may be convertible into or exchangeable for shares of common stock of the Company or other securities (including any guarantees thereof, the “Debt Securities”); (ii) warrants to purchase Debt Securities (the “Warrants”); and (iii) such Debt Securities as may be issued upon conversion, exchange or exercise of the securities registered pursuant to the Registration Statement, in each case, as described in the prospectus forming a part of the Registration Statement (the “Prospectus”), as supplemented by one or more supplements to the Prospectus and as shall be designated by the Company at the time of the applicable offering.

The Debt Securities will be issued in one or more series pursuant to an indenture (including any officer’s certificate or supplemental indenture used to issue the Debt Securities, the “Indenture”) to be entered into between the Company and a bank or trust company to be named in the Indenture and duly qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), as trustee (the “Trustee”), the form of

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September 11, 2015

which is filed as an exhibit to the Registration Statement.  The Warrants will be issued pursuant to a warrant agreement (each, a “Warrant Agreement”) to be entered into between the Company and a bank or trust company, as warrant agent (each, a “Warrant Agent”).  Each Warrant Agreement will be in a form to be filed as an exhibit to a post-effective amendment to the Registration Statement or a Current Report on Form 8-K incorporated in the Registration Statement by reference.

In connection with the foregoing, we have reviewed originals or copies of the following documents:

(a)       The Registration Statement, including the Prospectus.

(b)      The Indenture.

(c)       Such other corporate records of the Company, certificates of public officials and officers of the Company and agreements and other documents as we have deemed necessary as a basis for the opinions expressed below.

In our review and otherwise for the purpose of this opinion letter, we have assumed:

(a)       The genuineness of all signatures.

(b)      The authenticity of the originals of the documents submitted to us.

(c)       The conformity to authentic originals of any documents submitted to us as copies.

(d)     As to matters of fact, the truthfulness of the representations made in certificates of public officials and officers of the Company.

(e)       That the Indenture will be the legal, valid and binding obligation of each party thereto, other than the Company, enforceable against each such party in accordance with its terms, and will be duly qualified under the Trust Indenture Act, and that the applicable Trustee will be duly eligible to serve as trustee.

We have not independently established the validity of the foregoing assumptions.

“Generally Applicable Law” means the federal law of the United States of America, and the laws of the State of New York (including in each case the rules or regulations promulgated thereunder or pursuant thereto), that a New York lawyer exercising customary professional diligence would reasonably be expected to recognize as being applicable to the Company, the Registration Statement, the Indenture or the transactions contemplated herein.  Without limiting the generality of the foregoing definition of Generally Applicable Law, the term “Generally Applicable Law” does not include any law, rule or regulation that is applicable to the Company, such documents or such transactions solely because such law, rule or regulation is part of a regulatory regime

September 11, 2015

applicable to the specific assets or business of any party to such documents or such transactions or any of its affiliates.

Based upon the foregoing and upon such other investigation as we have deemed necessary and subject to the qualifications set forth below, we are of the opinion that:

1.  When the Indenture has been duly authorized, executed and delivered by the Company, the Indenture will constitute a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

2.  When (i) the terms of the Debt Securities have been duly established and authorized by the Company, (ii) the Indenture has been duly executed and delivered by the Company, (iii) the issuance and sale of the Debt Securities has been duly authorized by all necessary action (corporate or otherwise) and (iv) the Debt Securities have been duly executed by the Company and duly authenticated by the Trustee in accordance with the terms of the Indenture, and delivered to the purchasers thereof against payment of the consideration therefor duly approved by the Company, the Debt Securities will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

3.  When the Debt Securities to be offered and issued by the Company upon exercise of the Warrants have been issued by the Company against payment in full of the consideration and in accordance with the applicable Warrant and the Indenture, the Debt Securities will be duly authorized and legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

The opinions set forth above are subject to the following qualifications:

(a)       Our opinions are subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally (including without limitation all laws relating to fraudulent transfers).

(b)      Our opinions are also subject to the effect of general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law).

(c)       Our opinions are limited to Generally Applicable Law and we do not express any opinion herein concerning any other law.

This opinion letter is delivered to you in connection with the filing of the Registration Statement.  This opinion letter may not be relied upon by you for any other purpose without our prior written consent.

September 11, 2015

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name therein and in the Prospectus under the caption “Legal Matters.”  In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Shearman & Sterling LLP

JDW/JTC/AHC

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